Exhibit 10.1

THE CHUBB CORPORATION

ASSET MANAGERS INCENTIVE COMPENSATION PLAN (2005)

(As Amended and Restated, Effective January 1, 2005)

      WHEREAS, The Chubb Corporation Investment Department/ Asset Managers, Inc. Incentive Compensation Plan (the “Former Plan”) was originally effective January 1, 1987;

      WHEREAS, the Former Plan provided incentive compensation, in accordance with the purpose set forth in Section 1 below, to certain employees of Chubb Asset Managers, Inc., a wholly-owned subsidiary of The Chubb Corporation (the “Corporation”);

      WHEREAS, the employees who participated in the Former Plan who are still employed by the Corporation’s controlled group of entities are now employees of Federal Insurance Company, also a wholly-owned subsidiary of the Corporation;

      WHEREAS, the Corporation desires to amend and restate the Former Plan to make various changes to it so that its operation is more consistent with the operation of other incentive plans sponsored by the Corporation for its executives and to give its participants the opportunity to defer the payment of the incentive compensation awarded under it;

      NOW, THEREFORE, the Former Plan is hereby amended and restated and renamed “The Chubb Corporation Asset Managers Incentive Compensation Plan (2005),” all effective as of January 1, 2005, as set forth on the following pages.

      SECTION 1.     Purpose

      The purpose of The Chubb Corporation Asset Managers Incentive Compensation Plan (2005) (the “Plan”) is to provide annual and long-term cash incentives to key employees of Federal Insurance Company, a wholly-owned subsidiary of the Corporation and currently the sole participating employer in the Plan (and to key employees of the Corporation or any of its other subsidiaries who become participating employers in the Plan in the future, if any), whose primary responsibility is to manage the Corporation’s invested assets.

      SECTION 2.     Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

      “Annual Award” means the Annual Award Segment of the Target Award that is approved for payment by the OCC.

      “Annual Award Segment” means that portion of the Target Award that is determined by evaluating the performance of each Participant or group of Participants with respect to one or more asset classes against specific performance goals and during a one-year performance cycle.

      “Board of Directors” means the Board of Directors of the Corporation.

      “Cause” means (i) the willful failure of a Participant to perform substantially his or her employment-related duties; (ii) a Participant’s willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the business or reputation of the Corporation or any of subsidiaries or affiliates; (iii) a Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the breach by a Participant of any written covenant or agreement with the Corporation (or any participating employer) or of any material written policy of the Corporation (or any participating employer), provided that if a Participant is a party to an employment or individual severance agreement with the Corporation (or any participating employer) that defines the term “Cause” then, with respect to any Annual Award or Long-Term Award that may be paid to such Participant, “Cause” shall have the meaning set forth in such agreement.

      “CFO” means the Corporation’s Chief Financial Officer.

      “Change in Control” means the first occurrence of any of the following events after the effective date of this amended and restated Plan:

(i) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Corporation, any of its subsidiaries, and any employee benefit plan of the Corporation or its subsidiaries, of 20% or more of the combined voting power of the Corporation’s then outstanding voting securities;

(ii) the persons who were serving as the members of the Board of Directors immediately prior to the commencement of a proxy contest relating to the election of directors or a tender or exchange offer for voting securities of the Corporation (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors (or the board of directors of any successor to the Corporation) at any time within one year of the election of directors as a result of such contest or the purchase or exchange of voting securities of the Corporation pursuant to such offer, provided that any director elected to the Board of Directors, or nominated for election, by a majority of the Incumbent Directors then still in office and whose nomination or election was not made at the request or direction of the person(s) initiating such contest or making such offer shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii) the shareholders of the Corporation approve a merger, reorganization or consolidation of the Corporation, which is consummated and as a result of which persons who were shareholders of the Corporation immediately prior to such merger, reorganization or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the merger, reorganization or consolidation, more than 50% of the combined voting power entitled to vote generally in the election of directors of (x) the merged, reorganized or consolidated Corporation or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the corporation described in subclause (x); and

(iv) the shareholders of the Corporation approve a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, which is consummated and immediately following which the persons who were shareholders of the Corporation immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the sale, transfer or disposition, of more than 50% of the combined voting power entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x).

      “Corporation” means The Chubb Corporation.

      “Effective Date” means January 1, 2005. (The Plan was originally effective January 1, 1987.)

      “Long-Term Award” means the Long-Term Award Segment of the Target Award that is approved for payment by the OCC.

      “Long-Term Award Segment” means that portion of the Target Award that is determined by evaluating the performance of each Participant or group of Participants with respect to one or more asset classes against specific performance goals and during a specified performance cycle of more than one year.

      “OCC” means the Organization & Compensation Committee of the Board of Directors.

      “Participant” means a key employee of Federal Insurance Company (or any other participating employer in the Plan) whose primary responsibility is to manage the Corporation’s invested assets and who is selected by the CFO for a potential award under the Plan.

      “Pension Plan” means the Pension Plan of The Chubb Corporation, Chubb & Son Inc., and Participating Affiliates.

      “Plan Year” means the Corporation’s fiscal year.

      “Qualified Termination” means termination of employment due to death, becoming “Disabled” (as defined in the Pension Plan), or retirement on or after the Participant attains his or her “Early Retirement Age” or “Normal Retirement Date” (both as defined in the Pension Plan).

      “Target Award” means a cash bonus for a Participant or a group of Participants that is recommended by the CFO to the OCC that may become payable if specific performance goals are met with respect to one or more asset classes. There may also be potential cash bonuses payable for performance above or below the Target Award level.

      SECTION 3.     Administration

      The Plan shall be administered by the OCC. Subject to the provisions of the Plan, the OCC is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the OCC in the administration of the Plan, as described herein, shall be final and conclusive. The OCC may, in its discretion, delegate its administrative authority as it deems proper to the CFO, except that it may not delegate its authority to approve Target Awards (and potential awards above and below the Target Award level, if any) (all as described below) or to make award determinations.

      SECTION 4.     Covered Employees

      Potential awards under the Plan may be granted to those key employees of Federal Insurance Company (and to key employees of any other participating employer in the Plan, if any) whose primary responsibility is to manage the Corporation’s invested assets, as selected by the CFO in his or her sole and absolute discretion.

      SECTION 5.     Target Award Determination

      As soon as practicable after the beginning of each Plan Year, the CFO shall designate Participants for such Plan Year and recommend to the OCC Target Awards (and, if the CFO so chooses, awards above and below the Target Award level) for each Participant or group of Participants and with respect to one or more asset classes. Target Awards shall include an Annual Award Segment and a Long-Term Award Segment. The CFO shall recommend the specific performance goals related to an Annual Award Segment and Long-Term Award Segment to the OCC. The recommended performance goals, Target Awards, and any awards above or below the Target Award level shall be presented to the OCC at its first meeting of each Plan Year (or earlier) by the CFO (or his or her designee) for approval. The OCC shall consider the recommendations, and either approve them as presented or revise some or all of them before approving them.

      SECTION 6.     Individual Award Determination

      After an Annual Award Segment and/or a Long-Term Award Segment has elapsed, the CFO, in his or her discretion, will recommend individual awards after comparing the individual Participant’s or group of Participants’ performance with respect to one or more asset classes as required for the Target Awards (and for awards above and below the Target Award level, if any). The CFO (or his or her designee) will present the individual and/or group award recommendations to the OCC for its approval at its first meeting of the respective Plan Year (or earlier) for the Annual Award and Long-Term Award Segments.

(a) Annual Award — The Annual Award (if any) will be determined at the meeting described above by evaluating the Participant’s and/or group of Participants’ performance with respect to one or more asset classes for the immediately preceding Annual Award Segment.

(b) Long-Term Award — The Long-Term Award (if any) will be determined at the meeting described above by evaluating the Participant’s and/or group of Participants’ cumulative performance with respect to one or more asset classes for the Long-Term Award Segment that ended on the December 31 before the date of the meeting.

      SECTION 7.     Award Payment

      Annual Awards and Long-Term Awards that have been approved in accordance with Sections 6(a) and 6(b), respectively, shall be paid as follows:

(a) Annual Award Payment. Except to the extent a Participant defers all or a portion of such payment (pursuant to Section 7(c)), Annual Awards shall be paid in cash as soon as practicable after the OCC has approved the Annual Award pursuant to Section 6(a).

(b) Long-Term Award Payment. Except to the extent a Participant defers all or a portion of such payment (pursuant to Section 7(c)), Long-Term Awards shall be paid in cash as soon as practicable after the OCC’s first meeting of the fourth Plan Year beginning after the end of the Long-Term Award Segment.

(c) Participants may defer all or a portion of an Annual Award and/or a Long-Term Award that otherwise becomes payable under Section 6(a) and/or Section 6(b), respectively, under the terms and conditions of The Chubb Corporation Key Employee Deferred Compensation Plan (2005), or any successor plan or program.

(d) Payments under Sections 7(a) and 7(b) will only be made to those Participants who are eligible to receive such payments pursuant to Sections 8(g) and 8(h).

      SECTION 8.     Miscellaneous Provisions

      (a) Except in the event of the death of a Participant, the rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred.

      (b) No employee or other person shall have any right to be granted a potential award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or other person any right to continued employment by the Corporation or any of its subsidiaries.

      (c) Award payments shall be treated as compensation under the Excess Benefit Plan of The Chubb Corporation, Chubb & Son Inc., and Participating Affiliates, but shall not be deemed compensation in determining the amount of any entitlement under any other employee benefit plan of the Corporation, unless so provided under the terms of such plan.

      (d) All payments made under the Plan shall be made by the Corporation from its general assets. The Corporation shall have the right to deduct from all awards paid under the Plan any taxes required by law to be withheld with respect to such awards.

      (e) The Plan shall be construed in accordance with and governed by the laws of the state of New Jersey (without reference to the principles of conflict of laws).

      (f) Each Participant shall designate in a manner determined by the OCC a beneficiary to receive payments due hereunder in the event of such Participant’s death. Each beneficiary designation shall be substantially in the form set forth in Appendix A attached hereto and shall be effective only when filed with the OCC during the Participant’s lifetime. Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the OCC. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed. If a Participant fails to designate a beneficiary or if no designated beneficiary survives the Participant, the beneficiary shall be the estate of the Participant.

      (g) Conditions to Annual Award Payment

      (i) Except as described below, and unless otherwise determined by the OCC in its sole discretion, Participants who terminate employment (either voluntarily or involuntarily) prior to the Annual Award payment date set forth in Section 7(a) shall not receive payment with respect to any potential or approved Annual Award.

      (ii) Except as otherwise determined by the OCC in its sole discretion, if a Participant experiences a Qualified Termination within the first six months of an Annual Award Segment, the Participant shall not receive payment of the potential Annual Award.

      (iii) The CFO may, in his or her sole discretion, permit a Participant who experiences a Qualified Termination on or after the first day of the seventh month (but on or before the last day) of an Annual Award Segment, to receive (provided the OCC, pursuant to Section 6(a), determines that an Annual Award should be paid for such Annual Award Segment) a prorated portion of his or her Annual Award, payable in accordance with Section 7(a). A Participant’s prorated Annual Award shall be determined by multiplying the amount of the Annual Award by a fraction, the numerator of which shall be the number of full calendar months from the start of the Annual Award Segment through the date of the Qualified Termination, and the denominator of which shall be 12.

      (iv) Except as otherwise determined by the OCC in its sole discretion, a Participant who experiences a Qualified Termination after an Annual Award Segment has ended but before such Annual Award has been paid shall be entitled to receive (provided the OCC, pursuant to Section 6(a), determines that an Annual Award should be paid for such Annual Award Segment) payment of such Annual Award in accordance with Section 7(a).

      (v) Except as otherwise determined by the OCC in its sole discretion, a Participant whose employment is involuntarily terminated and whose position is classified as “outsourced” on the Corporation’s (or applicable participating employer’s) payroll records after an Annual Award Segment has ended but before the Annual Award has been paid shall be entitled to receive (provided the OCC, pursuant to Section 6(a), determines that an Annual Award should be paid for such Annual Award Segment) payment of such Annual Award in accordance with Section 7(a).

      (vi) Except as otherwise determined by the OCC in its sole discretion, a Participant whose employment is involuntarily terminated for reasons other than Cause after the Annual Award Segment but prior to the Annual Award payment date (set forth in Section 7(a)) shall be entitled to receive (provided the OCC, pursuant to Section 6(a), determines that an Annual Award should be paid for such Annual Award Segment) payment of such Annual Award in accordance with Section 7(a).

      (h) Conditions to Long-Term Award Payment

      (i) Except as described below, and unless otherwise determined by the OCC in its sole discretion, Participants who terminate employment (either voluntarily or involuntarily) prior to the Long-Term Award payment date set forth in Section 7(b) shall not receive payment with respect to any potential or approved Long-Term Award.

      (ii) Except as otherwise determined by the OCC in its sole discretion, if a Participant experiences a Qualified Termination within the first six months of a Long-Term Award Segment, the Participant shall not receive payment of the potential Long-Term Award.

      (iii) Except as otherwise determined by the OCC in its sole discretion, a Participant who experiences a Qualified Termination on or after the first day of the seventh month (but on or before the last day) of a Long-Term Award Segment shall receive (provided the OCC, pursuant to Section 6(b), determines that a Long-Term Award shall be paid for such Long-Term Award Segment) a prorated portion of his or her Long-Term Award, payable as soon as practicable after the OCC determines, pursuant to Section 6(b), that a Long-Term Award shall be paid for such Long-Term Award Segment. A Participant’s prorated Long-Term Award shall be determined by multiplying the amount of the Long-Term Award by a fraction, the numerator of which shall be the number of full calendar months from the start of the Long-Term Award Segment through the date of the Qualified Termination, and the denominator of which shall be 60.

      (iv) Except as otherwise determined by the OCC in its sole discretion, a Participant who experiences a Qualified Termination after a Long-Term Award Segment has ended but before such Long-Term Award has been paid shall be entitled to receive (provided the OCC, pursuant to Section 6(b), has determined that a Long-Term Award should be paid for such Long-Term Award Segment) payment of such Long-Term Award as soon as practicable after his or her Qualified

Termination (or as soon as practicable after the OCC determines that a Long-Term Award should be paid for such Long-Term Award Segment if such Qualified Termination occurs prior to the OCC’s approval); provided that no such payment may be made later than 2 1/2 months after the end of the Plan Year in which the Qualified Termination occurs.

      (v) Except as otherwise determined by the OCC in its sole discretion, a Participant whose employment is involuntarily terminated and whose position is classified as “outsourced” on the Corporation’s (or applicable participating employer’s) payroll records after a Long-Term Award Segment has ended but before the Long-Term Award has been paid shall be entitled to receive (provided the OCC, pursuant to Section 6(b), has determined that a Long-Term Award should be paid for such Long-Term Award Segment) payment of such Long-Term Award as soon as practicable after his or her termination of employment (or as soon as practicable after the OCC determines that a Long-Term Award should be paid for such Long-Term Award Segment if such termination of employment occurs prior to the OCC’s approval); provided that no such payment may be made later than 2 1/2 months after the end of the Plan Year in which the termination of employment occurs.

      (vi) Except as otherwise determined by the OCC in its sole discretion, a Participant whose employment is involuntarily terminated for reasons other than for Cause after the beginning of the fourth plan year beginning after the end of the Long-Term Segment but prior to the Long-Term Award payment date (set forth in Section 7(b)) shall be entitled to receive (provided the OCC, pursuant to Section 6(b), has determined that a Long-Term Award should be paid for such Long-Term Award Segment) payment of such Long-Term Award as soon as practicable after his or her termination of employment.

      (i) All potential Long-Term Awards and Long-Term Award Segments that are in progress as of January 1, 2005 shall be subject to the terms and conditions of the Plan, as amended and restated effective January 1, 2005. The OCC may, in its sole discretion, adjust the Target Awards (and awards above or below the Target Award level, if any) related to such potential and outstanding Long-Term Awards as it desires or deems necessary. Long-Term Award Segments that have been completed but for which Long-Term Awards have not been paid as of the Effective Date shall be subject to the terms and conditions of the Plan as in effect prior to this amendment and restatement.

      (j) Upon a Change in Control that occurs during an Annual Award Segment or Long-Term Award Segment, at least the Target Award value of any potential and outstanding Annual Awards and Long-Term Awards subject to this Plan shall become due and payable, subject to any upward (but not downward) adjustment that the CFO, in his or her sole discretion, believes should be made to reflect the Change in Control more equitably and/or to reflect a Participant’s actual performance from the end of the Annual Award Segment or Long-Term Award Segment to the Change in Control. Upon a Change in Control that occurs after an Annual Award Segment and/or Long-Term Award Segment (provided that the OCC determines, pursuant to Sections 6(a) and/or 6(b) that an Annual Award and/or Long-Term Award shall be paid for such Annual Award Segment and/or Long-Term Award Segment), such Award(s) shall become due and payable. Payments made on account of a Change in Control shall be made in cash as soon as practicable after the Change in Control becomes effective.

      (k) The Board of Directors may amend or terminate the Plan, in whole or in part, at any time.

      (l) Nothing contained in this Plan, nor any action taken hereunder, shall be construed as a contract of employment, or as giving any Participant any right to be retained in the employ of the Corporation, as applicable.

      (m) If the Corporation undergoes a Change in Control pursuant to subsections (iii) or (iv) of such definition, then the obligations created hereunder shall become obligations of the acquirer or successor entity.

      IN WITNESS WHEREOF, The Chubb Corporation has caused this Plan to be duly executed this                     day of                     , 2005.

THE CHUBB CORPORATION

By:

Title:

APPENDIX A

THE CHUBB CORPORATION

ASSET MANAGERS INCENTIVE COMPENSATION PLAN (2005)

(As Amended and Restated, Effective January 1, 2005)

BENEFICIARY DESIGNATION FORM

      This Form is for your use under The Chubb Corporation Asset Managers Incentive Compensation Plan (2005) (the “Plan”) to name a beneficiary for the Annual and Long-Term Award payments that may be payable to you from the Plan. You should complete the Form, sign it, have it signed by your employer, and date it.

*          *          *          *

      I understand that in the event of my death before I receive either the Annual and/or Long-Term Award payment that may be payable to me under the Plan, the Annual and/or Long-Term Award payment will be paid to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by The Chubb Corporation Board of Directors’ Organization & Compensation Committee cancels all prior beneficiary designations previously filed by me under the Plan.

      I hereby state that                                           [insert name], residing at                                                                                                        [insert address], whose Social Security number is                                          , is designated as my beneficiary.

Signature of Participant	Date
ACCEPTED:

The Chubb Corporation Board of Directors’ Organization & Compensation Committee
By:

Date:

A-1